EXHIBIT 10.1

OFFER TO BUY REAL ESTATE AND ACCEPTANCE

TO ALL Energy Manchester, LLC, an Iowa Limited Liability Company, Sellers:

1. REAL ESTATE DESCRIPTION. The Buyers offer to buy real estate in Delaware County, Iowa, described as follows:

Parcel C, part of the Nnorth one-half (N1/2) of Section Thirty Four (34) and Parcel A - part of the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section 35, all in Township 89 North, Range 5, West of the 5th P.M. in Delaware County, Iowa.

with any easements and appurtenant servient estates, but subject to the following: a. any zoning and other ordinances; b. any covenants of record; c. any easements of record for public utilities, roads and highways; and d. (consider: liens, mineral rights, other easements, interests of others).

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designated the Real Estate; provided Buyers, on possession, are permitted to make the following use of the Real Estate: all lawful uses.

2. PRICE. The purchase price shall be $988,400.00, payable at Delaware County, Iowa, as follows:

$98,000.00 down, receipt of which is hereby acknowledged, and the balance of $890,400.00 due and payable in full on December 2, 2008. Earnest money to be made payable to Thomas J. Hanson Attorney Trust Account.

3. REAL ESTATE TAXES. Sellers shall pay all of the 2007-2008 fiscal year real estate taxes plus one-half of the 2008-2009 fiscal year real estate taxes and any unpaid real estate taxes payable in prior years. Buyers shall pay all subsequent real estate taxes. Any proration of real estate taxes on the Real Estate shall be based upon such taxes for the year currently payable unless the parties state otherwise.

4. SPECIAL ASSESSMENTS.

a. Sellers shall pay all special assessments which are a lien on the Real Estate as of the date of acceptance of this offer.

b. IF a. IS STRICKEN, then Sellers shall pay all installments of special assessments which are a lien on the Real Estate and, if not paid, would become delinquent during the calendar year this offer is accepted, and all prior installments thereof.

c. All other special assessments shall be paid by Sellers.

5. RISK OF LOSS AND INSURANCE. Risk of loss prior to Seller’s delivery of possession of the Real Estate to Buyers shall be as follows:

a. All risk of loss shall remain with Sellers until possession of the Real Estate shall be delivered to Buyers.

b. IF a. IS STRICKEN, Sellers shall maintain $____________ of fire, windstorm and extended coverage insurance on the Real Estate until possession is given to buyers and shall promptly secure endorsements to the appropriate insurance policies naming Buyers as additional insureds as their interests may appear. Risk of loss from such insured hazards shall be on Buyers after Sellers have performed under this paragraph and notified buyers of such performance. Buyers, if they desire, may obtain additional insurance to cover such risk.

6. CARE AND MAINTENANCE. The Real Estate shall be preserved in its present condition and delivered intact at the time possession is delivered to Buyers, provided, however, if 5.a. is stricken and there is loss or destruction of all or any part of the Real Estate from causes covered by the insurance maintained by Sellers. Buyers agree to accept such damaged or destroyed Real Estate together with such insurance proceeds in lieu of the Real Estate in its present condition and Sellers shall not be required to repair or replace same.

7. POSSESSION. If Buyers timely perform all obligations, possession of the Real Estate shall be delivered to Buyers on December 2, 2008 with any adjustments of rent, insurance, and interest to be made as of the date of transfer of possession.

8. FIXTURES. All property that integrally belongs to or is part of the Real Estate, whether attached or detached, such as light fixtures, shades, rods, blinds, awnings, windows, storm doors, screens, plumbing fixtures, water heaters, water softeners, automatic heating equipment, air conditioning equipment, wall to wall carpeting, built-in items and electrical service cable, outside television towers and antenna, fencing, gates and landscaping shall be considered a part of Real Estate and included in the sale except (consider: rental items):

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9. USE OF PURCHASE PRICE. At time of settlement, funds of the purchase price may be used to pay taxes and other liens and to acquire outstanding interests, if any, of others.

10. ABSTRACT AND TITLE. Sellers, at their expense, shall promptly obtain an abstract of title to the Real Estate continued through the date of acceptance of this offer, and deliver it to Buyers for examination. It shall show merchantable title in Sellers in conformity with the agreement, Iowa law and Title Standards of the Iowa State Bar Association. The abstract shall become the property of the Buyers when the purchase price is paid in full. Sellers shall pay the costs of any additional abstracting and tile work due to any act or omission of Sellers, including transfers by or the death of Sellers or their assignees.

11. DEED. Upon payment of the purchase price, Sellers shall convey the Ral Estate to Buyers or their assignees, by Warranty deed, free and clear of all liens, restrictions, and encumbrances except as provided in 1.a. through 1.d. Any general warranties of title shall extend only to the time of acceptance of this offer, with special warranties as to acts of Sellers continuing up to time of delivery of the deed.

12. JOINT TENANCY IN PROCEEDS AND IN REAL ESTATE. If Sellers, immediately preceding acceptance of this offer, hold title to the Real Estate in joint tenancy with full right of survivorship, and the joint tenancy is not later destroyed by operation of law or by acts of the Sellers, then the proceeds of this sale, and any continuing or recaptured rights of Sellers in the Real Estate, shall belong to Sellers as joint tenants with full rights of survivorship and not as tenants in common; and Buyers, in the event of the death of either Seller, agree to pay any balance of the purce due Sellers under this contract to the surviving Seller and to accept a deed from the surviving Seller consistent with paragraph 11.

13. JOINDER BY SELLER’S SPOUSE. Seller’s spouse, if not a titleholder immediately preceding acceptance of this offer, executes this contract only for the purpose of relinquishing all rights of dower, homestead and distributive shares or in compliance with Section 561.13 of the Iowa Code and agrees to execute the deed or real estate contract for this purpose.

14. TIME IS OF THE ESSENCE. Time is of the essence in this contract.

15. REMEDIES OF THE PARTIES.

a. If Buyers fail to timely perform this contract, Sellers may forfeit it as provided in the Iowa Code, and all payments made shall be forfeited or, at Seller’s option, upon thirty days written notice of intention to accelerate the payment of the entire balance because of such failure (during which thirty days such failure is not corrected) Sellers may declare the entire balance immediately due and payable.

b. If Sellers fail to timely perform this contract, Buyers have the right to have all payments made returned to them.

c. Buyers and Sellers also are entitled to utilize any and all other remedies or actions at law or in equity available to them and shall be entitled to obtain judgment for costs and attorney fees as permitted by law.

16. STATEMENT AS TO LIENS. If Buyers intend to assume or take subject to a lien on the Real Estate, Sellers shall furnish Buyers with a written statement from the holder of such lien, showing the correct balance due.

17. SUBSEQUENT CONTRACT. Any real estate contract executed in performance of this contract shall be on a form of the Iowa State Bar Association.

18. APPROVAL OF COURT. If the sale of the Real Estate is subject to Court approval, the fiduciary shall promptly submit this contract for such approval. If this contract is not approved, it shall be void.

19. CONTRACT BINDING ON SUCCESSORS IN INTEREST. This contract shall apply to and bind the successors in interest of the parties.

20. CONSTRUCTION. Words and phrases shall be construed as in the singular or plural number, and is masculine, feminine or neuter gender, according to the context.

21. TIME FOR ACCEPTANCE. If this offer is not accepted by Sellers on or before ______________, it shall become void and all payments shall be repaid to the Buyers.

22. CERTIFICATION. Buyers and Sellers each certify that they are not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and are not engaged in this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Each party hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to my breach of the foregoing certification.

23. OTHER PROVISIONS. Attach addendum.

Buyer acknowledges that title is being transferred subject to the rights of the currently existing Tenant which said tenancy expires on March 1, 2009.

Dated: November 5, 2008

WALL FARMS, LLC

By: /s/

THIS OFFER IS ACCEPTED NOVEMBER 5, 2008

ALL Energy Manchester, LLC

By: /s/ Dean E. Sukowatey, Pres.